                                                                    Exhibit 99.1

                                    QUIGLEY

FOR IMMEDIATE RELEASE
CONTACT:
George J. Longo                                             Carl Hymans
Vice President, CFO                                         G.S. Schwartz & Co.
(215) 345-0919                                              (212) 725-4500
                                                            carlh@schwartz.com

              THE QUIGLEY CORPORATION REPORTS FIRST QUARTER RESULTS;

                INCREASES INVESTMENT IN PHARMACEUTICAL R&D FUTURE

DOYLESTOWN,  PA. - APRIL 26, 2007 - THE QUIGLEY CORPORATION (NASDAQ: QGLY) today reported net sales of $9.1 million,  for the first quarter ended March 31, 2007, compared to $10.3 million reported for the same period in 2006.

The first quarter of 2007 reflects a net sales  increase for the Company's  Cold
Remedy  segment of $363,000 as compared to the first  quarter of 2006.  Although consumer  purchases  were  relatively  unchanged  for the first  quarter of 2007 compared to 2006,  our  customers  shifted  their buying  patterns to adjust for their low inventories during 2007.

Net sales for the Cold Remedy  segment  were not  affected by factors  that were present for the same period in 2006,  which included  inordinately  warm weather with a lower incidence of upper  respiratory  ailments  combined with a shift in buying  patterns  by our  customers,  which  resulted  in higher  than  expected inventories  of our customers  during 2006.  Additionally,  the growth of Immune
Booster products  continues to impact  consumers that have used  COLD-EEZE(R) in the past  while they  search  for a product  to help them avoid  catching a cold versus treating one.

As  the  Company's  resources  are  invested  in  pharmaceutical   research  and
development,  investment in  advertising  for the COLD-EEZE  brand at comparable levels as competitors is limited.  The Company  believes in the viability of the
COLD-EEZE  brand among the growing  number of consumers who want Natural  Common
Cold remedies that demonstrate  proven clinical  efficacy and safety unlike most other unproven natural remedies.

A decline of $1.6 million in net sales for the Health and  Wellness  segment for the first  quarter of 2007  reflects  the  continued  reduction in the number of active  independent  distributor  representatives  and the effects of litigation with the sponsor of the Company's product line in this segment,  notwithstanding the fact that the U.S.  District  Federal  Court  for the  Eastern  District  of
Pennsylvania has issued a preliminary injunction in favor of the Company against this sponsor.  This and other corrective actions,  have been and continues to be the ongoing focus for this segment to increase the number of active  independent distributor representatives, with the goal to increase sales.

Net loss for the first quarter  ended March 31, 2007 was $1.9 million,  or $0.15 per share  compared to a net loss of $1.5 million,  or $0.12 per share,  for the same period last year.

The increase in net loss for the first  quarter ended March 31, 2007 as compared to the same period in 2006 is  principally  due to lower gross  profits from the aforementioned  related net sales declines in the Health and Wellness  operating segment.  This increase in net loss was lessened somewhat by improvement in Cold
Remedy  gross  profits  from  related  increases  in  net  sales.  Gross  profit percentages for all segments slightly improved for 2007 as compared to 2006.

In  addition,   increases  in  operating  expenses  for  costs  associated  with advertising  and research and  development  were mitigated by decreases in legal fees  relative to the lawsuits for the Company added to the increase in net loss for 2007 as compared to 2006.

No tax  provision or benefits,  to reduce  losses,  are provided for the quarter ended  March 31,  2007 and 2006,  except  for any  requirements  imposed  by the federal  alternative minimum taxes or for compliance with state tax regulations, since the Company is in a net operating loss carry-forward position.

The Company is committed  to  continuing  its research as part of its  strategic initiatives to generate future growth. These initiatives include capitalizing on the growth  potential of Quigley Pharma, a wholly-owned  Ethical  Pharmaceutical subsidiary,  by  continuing  to develop  natural-source  potential  prescription products for Systemic Radiation,  Rheumatoid Arthritis, Avian Flu in animals and particularly, Diabetic Peripheral Neuropathy.

The following is a summary of major ethical  pharmaceutical events that occurred during the first quarter of 2007:

AVIAN FLU COMPOUND - QR-441(A):  Positive results were achieved in a preliminary study which  demonstrated  the  compound to be a  potential  antiviral  agent in reducing  Infectious  Bronchitis  and New  Castle  Disease,  two  viral  poultry diseases that have a significant  economic impact to the poultry  industry on an annual  basis.  Previous in vitro  studies have  demonstrated  QR-441(a) to be a potent antiviral agent against H5N1 (Avian Flu).

The value of a broad spectrum antiviral  addressing  multiple viral pathogens in poultry  stocks  increases  the  potential  utility of the  compound for routine commercial application as well as its use in the event of more serious Avian Flu outbreaks.

In  addition,  an  agreement  was signed  with the State of Israel  Ministry  of
Agriculture & Rural Development  (MOAG) and the Kimron  Veterinary  Institute to
conduct a clinical trial testing  QR-441(a)  administered  as a medical feed and water to chickens  exposed to HPAI (Highly  Pathogenic Avian Influenza) H5N1. If
successful  this study could  potentially  provide  data on the  efficacy of the compound in preventing  the  infection of food grade poultry  through the use of formulated  feed  and  water.  Positive  data  could  be  used to  continue  the development  of the compound in the US with FDA guidance under the INAD's issued to Quigley in 2005 and also useful for  development  outside the United  States, where the impact of disease  has  already  been felt.  Based upon the outcome of this test,  the Company has options to test alternate  delivery  methods and for efficacy against other poultry respiratory pathogens such as Newcastle's disease and  Infectious  bronchitis,  for  which  the  compound  has  been  shown  to be effective.

CACHEXIA TREATMENT COMPOUND - QR-443: Further positive results were obtained for the QR-443  compound  for the  treatment of Cachexia,  a  debilitating  and life threatening  muscle  wasting  condition  associated  with  cancer,  AIDS,  renal failure,  COPD and rheumatoid  arthritis,  where  inflammation has a significant impact and patients experience loss of weight, muscle atrophy, fatigue, weakness and decreased  appetite.  A  preliminary  follow up Cachexia  study,  evaluating weight loss in mice  concluded  that  QR-443 was as  effective  in delaying  the progression  of  Cachexia  when  given  orally  as it had been  shown to be when administered  intra-peritoneally  in a previous study.  The new data compliments the previous study results demonstrating a correlation between effectiveness and the frequency of administration of the QR-443 compound.

PATENT  FOR  PROPHYLACTIC  AND  ANTI-TRANSMISSIVITY  USES  OF AN  ANTI-MICROBIAL
COMPOSITION  -  This  patent  provides  additional  protection  to  an  existing composition  patent and further supports on-going  investigations  and potential commercialization  opportunities for its compounds against avian flu (QR-441(a))
and human influenza (QR-435).

The  Quigley  Corporation  makes  no  representation  that  the US Food and Drug
Administration  or any other regulatory  agency will allow this  Investigational
New Drug to be marketed.  Furthermore,  no claim is made that potential medicine discussed  herein  is  safe,  effective,  or  approved  by  the  Food  and  Drug
Administration.

Additionally,  data that demonstrates activity or effectiveness in animals or in vitro tests do not necessarily mean the formula test compound; referenced herein will be effective in humans.  Safety and effectiveness in humans will have to be demonstrated by means of adequate and  well-controlled  clinical  studies before the clinical  significance of the formula test compound is known. Readers should carefully  review the risk factors  described in filings the Company  files from time to time with the Securities and Exchange Commission.

ABOUT THE QUIGLEY CORPORATION
The  Quigley  Corporation   (Nasdaq:   QGLY,   HTTP://WWW.QUIGLEYCO.COM)   is  a
diversified natural health medical science company. Its Cold Remedy segment is a leading marketer and manufacturer of the COLD-EEZE(R)  family of lozenges,  gums and sugar free tablets  clinically proven to cut the common cold nearly in half.
COLD-EEZE  customers include leading national  wholesalers and distributors,  as well as  independent  and  chain  food,  drug and mass  merchandise  stores  and pharmacies.  The Quigley  Corporation  has several  wholly  owned  subsidiaries.
Darius  International  markets health and wellness  products  through its wholly owned subsidiary, InnerLight Inc. Quigley Manufacturing Inc. consists of two FDA approved  facilities to  manufacture  COLD- EEZE(R)  lozenges as well as fulfill
other    contract    manufacturing    opportunities.    Quigley    Pharma   Inc.
(HTTP://WWW.QUIGLEYPHARMA.COM)   conducts  research  in  order  to  develop  and
commercialize   a  pipeline  of  patented   botanical  and   naturally   derived
prescription drugs.

FORWARD-LOOKING STATEMENTS
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the
Company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

Consolidated Statements of Operations (Unaudited)

The following  represents  condensed  financial data (in  thousands)  except per share data:

                                                        Three-Months      Three-Months
                                                           Ended             Ended
                                                       March 31, 2007    March 31, 2006
                                                             ($)               ($)
                                                       ---------------------------------
  Net Sales                                                  9,078          10,266
  Gross profit                                               5,010           5,313
  Sales & marketing expenses                                 2,733           2,435
  Administrative expenses                                    3,212           3,705
  Research & development                                     1,153             785

  Income taxes (benefit)                                      --              --

  Net loss                                                  (1,928)         (1,454)

Diluted income (loss) per share:

  Net income (loss)                                         ($0.15)         ($0.12)
  Diluted weighted average common shares outstanding:   12,684,633      11,714,140

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

The following  represents  condensed  financial data (in thousands) at March 31,
2007 and December 31, 2006:

                                                   2007      2006
                                                   ($)        ($)
                                                 ------     ------
        Cash & cash equivalents                  19,175     17,757
        Accounts receivable, net                  2,746      6,557
        Inventory                                 4,164      4,262
        Total current assets                     27,069     29,793
        Total assets                             31,998     34,845
        Total current liabilities                 8,332      9,252

        Total stockholders' equity               23,601     25,529